UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 1, 2011

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On March 1, 2011 the Board of Directors of the Registrant approved a two-for-one stock split of the Registrant’s outstanding Common Stock, which will be payable in the form of a 100% stock dividend.  All stockholders will receive one additional share for each share owned at the close of business on the record date of May 16, 2011.  The stock dividend will be payable on May 31, 2011.

Additionally, the Board of Directors has approved initiation of a quarterly cash dividend of $0.26 per pre-split share ($0.13 per post-split share).  The first such cash dividend will be payable April 15, 2011 to stockholders of record as of the close of business on March 15, 2011.

A copy of the Registrant’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated March 1, 2011, announcing the initiation of a $0.26 per share quarterly cash dividend and a two-for-one stock split

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.

Dated: March 1, 2011	/s/ Eric A. Blanchard
Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED MARCH 1, 2011

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated March 1, 2011, announcing the initiation of a $0.26 per share quarterly cash dividend and a two-for-one stock split	Filed Herewith